Ankura Consulting Group, LLC's Consent	EXHIBIT 23

The Dow Chemical Company:

Ankura Consulting Group, LLC (“Ankura”) hereby consents to the use of Ankura's name and the reference to Ankura's reports in this Quarterly Report on Form 10-Q of The Dow Chemical Company for the period ended June 30, 2018, and the incorporation by reference thereof in the following Registration Statements of The Dow Chemical Company and Subsidiaries:

Form S-4:

No.	333-88443

Form S-8:

Nos.	33-61795
333-40271
333-91027
333-103519
333-220352

/s/ B. THOMAS FLORENCE
B. Thomas Florence
Senior Managing Director
Ankura Consulting Group, LLC
August 3, 2018

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